Exhibit 14.2

[BDO LOGO]              BDO MCCABE LO & COMPANY           [LETTERHEAD OMITTED]
                        Certified Public Accountants

                        8th Floor, Wing On Centre
                        111 Connaught Road Central
                        Hong Kong
                        Telephone: (852) 2541-5041
                        Facsimile: (852) 2815-2239



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in the Registration Statement of SuperCom Limited on Form 20-F of our report dated February 10, 2004 relating to the consolidated financial statements of SuperCom Asia Pacific Limited for the year ended December 31, 2003 that is contained in that Registration Satement.

We also consent to the reference to us under the caption `Statement by Experts' in the Registration Statement.





/S/ BDO MCCABE LO & COMPANY
Hong Kong


July 28, 2004